UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, the Board of Directors of Remark Media, Inc. (the “Company”) elected Jason E. Strauss as a director of the Company.  Mr. Strauss also has been appointed to serve on the Nominating Committee of the Company’s Board of Directors.

Mr. Strauss is a founding partner of the Tao Group, a global hospitality and lifestyle company, where he has served as its Managing Partner since 2003.  Mr. Strauss also co-founded Strategic Marketing Group, a lifestyle marketing, special events, consumer promotions, and public relations company, where he has served as its Partner since 1997.  Mr. Strauss is also a partner in a chain of Artichoke Basille’s Pizzerias.  Additionally, Mr. Strauss serves as Co-Chair of the Board of the Marty Hennessey Jr. Tennis Foundation, which raises money for USTA-Nevada programs and scholarships.  Mr. Strauss received a B.S. in Hospitality Management and Public Relations from Boston University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: March 13, 2014	By:	/s/ Douglas Osrow
Name: Douglas Osrow
Title: Chief Financial Officer